CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-114401 on Form S-6 of our report dated April 27, 2023, relating to the consolidated financial statements and financial statement schedules of Talcott Resolution Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 28, 2023